As filed with the Securities and Exchange Commission on March 17, 2009

Registration No. 333-147968

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

(Post-Effective Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

2300 North Ridgetop Road

Santa Fe, New Mexico 87506

(505) 989-1900

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

MARYLAND	85-0404134
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Larry A. Goldstone

Chief Executive Officer and President

Thornburg Mortgage, Inc.

2300 North Ridgetop Road

Santa Fe, New Mexico 87506

(505) 989-1900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Karen A. Dempsey

Orrick, Herrington & Sutcliffe, LLP

405 Howard Street

San Francisco, California 94105

(415) 773-5700

Approximate date of commencement of proposed sale to the public: N/A

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 is being filed, pursuant to the Registrant’s undertaking in Part II, Item 17(a)(3) of the original Registration Statement, for the purpose of removing from registration 3,160,192 of the shares originally registered for issuance under the Securities Act of 1933 pursuant to the Thornburg Mortgage, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”).

On March 16, 2009 the Registrant terminated the Plan and the Plan’s administrator, the American Stock Transfer and Trust Company, will distribute to individual participants a stock certificate for all whole shares and cash representing any fractional shares held in their accounts.

Accordingly, the Registrant has terminated the offering of shares pursuant to the Plan, and the Registrant hereby withdraws from registration under the Securities Act of 1933 all 3,160,192 shares that have not previously been issued pursuant to the Plan. The share numbers used herein do not reflect the 1 for 10 reverse stock split that was effective on September 26, 2008.

SIGNATURES

Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Fe, New Mexico, on March 13, 2009.

THORNBURG MORTGAGE, INC.

By:	/s/ Larry A. Goldstone
Larry A. Goldstone
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
* Garrett Thornburg	Chairman of the Board	March 13, 2009

* Larry A. Goldstone	Chief Executive Officer, President and Director	March 13, 2009

*	Senior Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 13, 2009
Clarence G. Simmons, III

* David A. Ater	Director	March 13, 2009

* Eliot R. Cutler	Director	March 13, 2009

* Ike Kalangis	Director	March 13, 2009

* Francis I. Mullin, III	Director	March 13, 2009

*By:	/s/ Larry A. Goldstone
Larry A. Goldstone
Attorney-in-Fact

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